Exhibit 10.1

UNSECURED DEMAND PROMISSORY NOTE

August 13, 2014

FOR VALUE RECEIVED, on demand, PLASTIC2OIL, INC, a Nevada corporation (the "Borrower"), promises to pay to the order of RICHARD HEDDLE, an individual (collectively, the "Lender"), at 721 Miles Road, Hannon Ontario Canada, LOR1PO, or at such other place as the Lender may designate in writing, the principal amount of loans (the “Loans”) outstanding hereunder, as conclusively evidenced on the grid attached hereto as Schedule I.

1.               Interest; Prepayment. (a) Borrower will pay interest on the unpaid principal amount hereof, computed on the basis of the actual number of days elapsed in a 360-day year, at a rate per annum which shall be equal to four percent (4%) per annum. With respect to any Loan made prior to, and reflected on Schedule I as of, the execution date of this Note any interest thereon shall accrue from and after the date hereof.

(b)            Borrower will pay interest, at the rate described above, on demand, and upon the making of any prepayment, as hereinafter provided. In addition, Borrower will pay interest on any overdue installment of principal for the period for which overdue, on demand, at a rate equal to ten percent (10%) per annum. In no event shall interest exceed the maximum legal rate permitted by law. All payments, including insufficient payments, shall be credited, regardless of their designation by Borrower, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, and the remainder, if any, to principal. All payments by Borrower hereunder shall be made in lawful money of the United States of America, in immediately available funds.

(c)             The Loans may be prepaid by the Borrower, in whole or in part, at any time without penalty or premium.

(d)            The obligations of the Borrower under this Note are unsecured.

2.               Advances; Schedule I. From time to time, Lender may make Loans to Borrower upon Borrower’s request. Any Loans made by Lender to Borrower shall be at the Lender’s sole discretion and this Note shall not be deemed to be a commitment on the part of Lender to make any advances hereunder after the date hereof. The Lender is hereby authorized by Borrower to enter and record on Schedule I attached hereto the amount of each Loan made under this Note and each payment of principal thereon without any further authorization on the part of Borrower. To the extent interest is not paid when due, the Lender is authorized and directed to enter the amount of such interest as a Loan on Schedule I. The entry of a Loan on said schedule shall be prima facie and presumptive evidence of the entered Loan and its conditions. The Lender's failure to make an entry, however, shall not limit or otherwise affect the obligations of Borrower.

3.               Loans Due on Demand. BORROWER HEREBY AFFIRMS, ACKNOWLEDGES AND RATIFIES THAT ALL AMOUNTS DUE UNDER THIS NOTE ARE PAYABLE ON DEMAND, WHICH DEMAND MAY BE MADE AT ANY TIME BY THE LENDER IN ITS SOLE DISCRETION.

4.               Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its rules on conflicts of laws.

5.               Notices, Etc. All notices and other communications provided for under this Note shall be in writing (including telegraphic, telex, and facsimile transmissions) and mailed to the respective parties’ address indicated above, or transmitted or delivered, or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this paragraph. Except as otherwise provided in this Note, all such notices and communications shall be effective either on receipt if delivered by hand, or three (3) Business Days following deposit, postage fully paid, in the mails by certified mail.

6.               No Waiver. No failure or delay on the part of the Lender in exercising any right, power, or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, or remedy preclude any other or further exercise thereof or the exercise of any other right, power, or remedy hereunder. The rights and remedies provided herein are cumulative, and are not exclusive of any other rights, powers, privileges, or remedies, now or hereafter existing, at law or in equity or otherwise.

7.               Costs and Expenses. Borrower shall reimburse the Lender for all costs and expenses incurred by the Lender and shall pay the reasonable fees and disbursements of counsel to the Lender in connection with enforcement of the Lender's rights hereunder.

8.               Amendments. No amendment, modification, or waiver of any provision of this Note nor consent to any departure by Borrower therefrom shall be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6. Successors And Assigns. This Note shall be binding upon Borrower and its heirs, legal representatives, successors and permitted assigns and the terms hereof shall inure to the benefit of the Lender and its successors and permitted assigns, including subsequent holders hereof. Notwithstanding the foregoing, neither party shall assign its rights or obligations under this Note without the consent of the other party.

7. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

8. Entire Agreement. This Note sets forth the entire agreement of Borrower and the Lender with respect to this Note and may be modified only by a written instrument executed by Borrower and the Lender.

9. Headings. The headings herein are for convenience only and shall not limit or define the meaning of the provisions of this Note.

10. Jurisdiction. BORROWER AGREES THAT ALL ACTIONS AND PROCEEDINGS RELATING DIRECTLY OR INDIRECTLY TO THIS NOTE OR ANY OTHER AGREEMENT OR ANY OTHER OBLIGATIONS SHALL BE LITIGATED IN A FEDERAL DISTRICT COURT OF THE COUNTY AND STATE OF NEW YORK.

11. WAIVER OF THE RIGHT TO TRIAL BY JURY. BORROWER HEREBY IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM, OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, IN ANY MANNER CONNECTED WITH THIS NOTE OR ANY TRANSACTIONS HEREUNDER.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered as of the day and year and at the place first above written.

PLASTIC2OIL, INC.

By:/s/ Rahoul E. Banerjea

Name: Rahoul S. Banerjea

Title: Chief Financial Officer

SCHEDULE I TO NOTE

Borrower: Plastic2Oil, Inc. Date of Note: August 13, 2014

DATE	AMOUNT OF LOAN	AMOUNT OF PRINCIPAL REPAID	UNPAID PRINCIPAL BALANCE OF NOTE
5.22.14	$6,328		$6,328
6.2.14	$18,413		$18,413
6.9.14	$18,306		$18,306
6.24.14	$18,421		$18,421
6.27.14	$36,843		$36,843
7.16.14	$4,605		$4,605
7.17.14	$13,816		$13,816
7/29.14	$46,053		$46,053
8.7.14	$46,053		$46,053

Total	$208,838		$208,838